Exhibit 99.6

BROAD STREET REALTY, INC.
JOINDER
Pursuant to Registration Rights Agreement
December 19, 2022
The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of November 22, 2022 (as amended, modified and waived from time to time, the “Registration Agreement”), among Broad Street Realty, Inc., a Delaware corporation (the “Company”), and the other persons named as parties therein (including pursuant to other Joinders). Capitalized terms used herein have the meaning set forth in the Registration Agreement.
By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, the Registration Agreement as a Holder in the same manner as if the undersigned were an original signatory to the Registration Agreement, and the undersigned will be deemed for all purposes to be a Holder and a Fortress Investor thereunder, and the undersigned’s Common Equity, including any Common Equity issuable upon exercise, conversion or exchange of any warrants, other securities or other obligations, will be deemed for all purposes to be Fortress Investor Registrable Securities under the Registration Agreement.
* * * * *

Accordingly, the undersigned has executed and delivered this Joinder as of the date first written above.
CF FLYER MEZZ HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Scott Desiderio
Name: Scott Desiderio
Title: Deputy Chief Financial Officer

Address:
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: David Moson
Email: [*]@fortress.com

and to:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attention: General Counsel, Credit
Email: [*]@fortress.com

[Signature page to Joinder to Registration Rights Agreement]

Agreed and Accepted as of
the date first written above:
BROAD STREET REALTY, INC.

By: /s/ Michael Z. Jacoby
Name: Michael Z. Jacoby
Title: Chief Executive Officer

[Signature page to Joinder to Registration Rights Agreement]